EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

NEMA Properties, LLC, (“NEMA”)is a wholly-owned subsidiary of Registrant.  NEMA is organized under the laws of the State of Texas and is doing business under the name NEMA Properties, LLC.

AMEN Minerals, LLC (“Minerals”) is a wholly-owned subsidiary of Registrant.  Minerals is organized under the laws of the State of Delaware and is doing business under the name AMEN Minerals, LLC.

AMEN Delaware, LLC (“Delaware”) is a wholly-owned subsidiary of Registrant.  Delaware is organized under the laws of the State of Delaware and is doing business under the name AMEN Delaware, LLC.

W Power and Light, LLC (“W Power”) is a wholly-owned subsidiary of Registrant.  W Power is organized under the laws of the State of Delaware and is doing business under the name W Power and Light, LLC.

Priority Power Management, LLC (“Priority Power”) is a wholly-owned subsidiary of Registrant.  Priority Power is organized under the laws of the State of Texas and is doing business under the name Priority Power, LLC.